SECOND AMENDMENT TO CREDIT AGREEMENT This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 22, 2024 (this “Amendment”), is entered into by and among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, certain of the Lenders party hereto which constitute the “Required Lenders”, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Agent”). W I T N E S S E T H: WHEREAS, the Borrowers, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agent are, among others, parties to the Sixth Amended and Restated Credit Agreement dated as of October 28, 2020 (as amended by that certain First Amendment to Credit Agreement dated as of April 28, 2023 and as further amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, agreed to make loans and other financial accommodations to the U.S. Borrower and the Canadian Borrower; and WHEREAS, the Borrowers have requested that the Agent and the Required Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent and the Required Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows: 1. Defined Terms. Except as otherwise defined in this Amendment, terms used herein that are not otherwise defined shall have the meanings given to those terms in the Credit Agreement (as amended hereby). 2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the following amendments shall be incorporated into the Credit Agreement effective as of the Effective Date: (a) The definition of “Other Secured Debt” in Section 1.1 of the Credit Agreement is hereby amended by replacing “1.0101011% of the aggregate principal amount of such Other Secured Debt outstanding as of July 19, 2018” in clause (b) therein with “1.10% of the aggregate principal amount of such Other Secured Debt outstanding as of March 22, 2024”. (b) Section 10.2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows: “10.2.14 Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the 11820990

- 2 - prepayment of the Loans and Letters of Credit in accordance with the terms of this Agreement; (b) regularly scheduled or required repayments or redemptions of Debt set forth in Schedule 10.2.2 and refinancings and refundings of such Debt in compliance with Section 10.2.2(d); (c) prepayments, redemptions or repurchases of Senior High Yield Notes under each Senior High Yield Indenture, prepayments, redemptions or repurchases of any Subordinated Debt and prepayments, redemptions or repurchases of Other Secured Debt so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such prepayment or would result therefrom; and (ii) either (A) Liquidity (after giving pro forma effect to such prepayment both as of the proposed date of such prepayment and during the thirty (30) consecutive day period immediately preceding the proposed date of such prepayment) is greater than or equal to twenty percent (20%) of the Line Cap (after giving pro forma effect to such prepayment), or (B) (1) Liquidity (after giving pro forma effect to such prepayment both as of the proposed date of such prepayment and during the thirty (30) consecutive day period immediately preceding the proposed date of such prepayment) is greater than or equal to fifteen percent (15%) of the Line Cap (after giving pro forma effect to such prepayment), and (2) the U.S. Borrower and its Restricted Subsidiaries have a Consolidated Fixed Charge Coverage Ratio of not less than 1.00 : 1.00 (after giving pro forma effect to such prepayment); (d) regularly scheduled or required payments of Other Secured Debt so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such prepayment or would result therefrom and (ii) the amortization per annum of such Other Secured Debt does not exceed one percent (1%) of the aggregate principal amount of such Other Secured Debt (provided that, with respect to the Debt under the Goldman Term Loan Agreement (as defined in the definition of “Other Secured Debt”), the amortization per annum of such Other Secured Debt does not exceed 1.10% of the aggregate principal amount of such Other Secured Debt outstanding as of March 22, 2024); and (e) the payment of all Secured Hedging Obligations (contingent or otherwise) of the Loan Parties existing or arising under any Hedging Agreement between a Loan Party and a Lender or an Affiliate thereof solely if and when such Secured Hedging Obligations become due and payable under the applicable Hedging Agreement as a result of such Lender and its Affiliates, if applicable, ceasing to be a party to this Agreement. At least ten (10) Business Days prior to making any prepayment pursuant to Section 10.2.14(c), the Loan Party Agent shall deliver to the Agent a certificate signed by a Responsible Officer of the U.S. Borrower certifying that such prepayment complies with Section 10.2.14(c) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance).” 3. Representations and Warranties. Each Loan Party hereby represents and warrants that: (a) no Default or Event of Default has occurred and is continuing; (b) the execution, delivery and performance of this Amendment by each Loan Party are all within such Loan Party’s corporate powers, are not in contravention of any Applicable

- 3 - Law or the terms of such Loan Party’s Organic Documents, the Goldman Term Loan Agreement, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and the other Secured Parties pursuant to the Credit Agreement and the other Loan Documents as amended hereby; (c) this Amendment and each other agreement or instrument to be executed and delivered by the Loan Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Loan Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Loan Party contained herein and therein constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and (d) after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for the representations and warranties contained in Sections 9.1.5(a) and (b) of the Credit Agreement, which shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.1(a) and (b) of the Credit Agreement, respectively. 4. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as the “Effective Date”): (a) the Required Lenders shall have approved this Amendment; (b) the Agent shall have received this Amendment, duly executed by each of the parties hereto; (c) the Agent shall have received a certificate of a Responsible Officer of the U.S. Borrower, in form and substance reasonably satisfactory to the Agent, certifying that after giving effect to the incurrence of additional indebtedness under the Goldman Term Loan Agreement, the U.S. Borrower will be in compliance with Section 10.2.2(m) of the Credit Agreement; (d) the Agent shall have received a copy of that certain Incremental Facility Amendment No. 5 to Credit Agreement, dated as of the date hereof, by and among the U.S. Borrower, the other U.S. Domiciled Loan Parties party thereto, the term lenders party thereto, and Goldman Sachs Lending Partners LLC, in its capacity as agent, entered into to amend the Goldman Term Loan Agreement, and all material agreements entered into in connection therewith, in all cases in form and substance reasonably satisfactory to the Agent; (e) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

- 4 - (f) all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this Amendment and the transactions contemplated hereby, shall have been obtained and shall be in full force and effect; and (g) the Borrowers shall have paid in full all fees and expenses of the Agent (including the fees, charges and disbursement of counsel to the Agent) incurred in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances). 5. Effect on Loan Documents. The Credit Agreement and the other Loan Documents, after giving effect to the Amendment and any other Loan Documents to be executed simultaneously herewith, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Secured Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Loan Party hereby ratifies and confirms in all respects all of its obligations (including with respect to Guarantees) and liabilities under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party, which security interests shall continue to secure the applicable Obligations (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents. 6. Further Assurances. Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Amendment, the Credit Agreement, and the other Loan Documents, as modified hereby or simultaneously herewith, as applicable. 7. Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Agent and the other Secured Parties, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Agent or the other Secured Parties, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Agent and the other Secured Parties, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or the other Secured Parties (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Loan Party

- 5 - waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Agent, the other Secured Parties or other Releasees on or prior to the Effective Date. 8. No Novation; Entire Agreement. This Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Agent and the other Secured Parties regarding the subject matter hereof or thereof. 9. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS). 10. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and by different parties and on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Amendment. 11. Construction. This Amendment is a Loan Document. This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. 12. Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. [Signature Pages Follow]

[Signature Page to Second Amendment to Credit Agreement] 1098276.v5 OTHER LOAN PARTIES: ACE/ALLWASTE ENVIRONMENTAL SERVICES OF INDIANA, LLC ALTAIR DISPOSAL SERVICES, LLC AQUILEX FINANCE LLC AQUILEX INTERMEDIATE CORPORATE HOLDINGS LLC AQUILEX INTERMEDIATE HOLDINGS LLC AQUILEX LLC BATON ROUGE DISPOSAL, LLC BRIDGEPORT DISPOSAL, LLC CARBER HOLDINGS, INC. CB US HOLDINGS, INC. CH INTERNATIONAL HOLDINGS, LLC CLEAN HARBORS ANDOVER, LLC CLEAN HARBORS ARAGONITE, LLC CLEAN HARBORS ARIZONA, LLC CLEAN HARBORS BATON ROUGE, LLC CLEAN HARBORS BDT, LLC CLEAN HARBORS BUTTONWILLOW, LLC CLEAN HARBORS CHATTANOOGA, LLC CLEAN HARBORS CLIVE, LLC CLEAN HARBORS COFFEYVILLE, LLC CLEAN HARBORS COLFAX, LLC CLEAN HARBORS DEER PARK, LLC CLEAN HARBORS DEER TRAIL, LLC CLEAN HARBORS DEVELOPMENT, LLC CLEAN HARBORS DISPOSAL SERVICES, INC. CLEAN HARBORS EL DORADO, LLC CLEAN HARBORS ENVIRONMENTAL SERVICES, INC. CLEAN HARBORS EXPLORATION SERVICES, INC. CLEAN HARBORS FLORIDA, LLC CLEAN HARBORS GRASSY MOUNTAIN, LLC CLEAN HARBORS KANSAS, LLC CLEAN HARBORS KINGSTON FACILITY CORPORATION CLEAN HARBORS LAPORTE, LLC CLEAN HARBORS LAUREL, LLC CLEAN HARBORS LONE MOUNTAIN, LLC CLEAN HARBORS OF BALTIMORE, INC. CLEAN HARBORS OF BRAINTREE, INC. (signature pages continue on next page)

[Signature Page to Second Amendment to Credit Agreement] 1098276.v5 CLEAN HARBORS OF CONNECTICUT, INC. CLEAN HARBORS PECATONICA, LLC CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC CLEAN HARBORS REIDSVILLE, LLC CLEAN HARBORS SAN JOSE, LLC CLEAN HARBORS SAN LEON, INC. CLEAN HARBORS SERVICES, INC. CLEAN HARBORS SURFACE RENTALS USA, INC. CLEAN HARBORS TENNESSEE, LLC CLEAN HARBORS WESTMORLAND, LLC CLEAN HARBORS WHITE CASTLE, LLC CLEAN HARBORS WICHITA, LLC CLEAN HARBORS WILMINGTON, LLC CONFINED SPACE SERVICES L.L.C. COUSINS WASTE CONTROL, LLC CROWLEY DISPOSAL, LLC CYN OIL CORPORATION DEBUSK INDUSTRIAL SERVICES COMPANY LLC DFW WASTE OIL SERVICE, INC. DISPOSAL PROPERTIES, LLC EMERALD SERVICES, INC. GLOBAL VAPOR CONTROL, INC. GREEN VIEW TECHNOLOGIES, INC. GSX DISPOSAL, LLC HILLIARD DISPOSAL, LLC HPC INDUSTRIAL GROUP, LLC HPC PETROSERV, INC. HPC INDUSTRIAL SERVICES, LLC IISG CENTRAL REGION LLC IISG GULF COAST LLC IISG REAL ESTATE LLC INLAND INDUSTRIAL SERVICES GROUP LLC INLAND WATERS OF OHIO LLC INLAND WATERS POLLUTION CONTROL SERVICES LLC INDUSTRIAL SERVICE OIL COMPANY, INC. JESCO INDUSTRIAL SERVICE, LLC (signature pages continue on next page)

[Signature Page to Second Amendment to Credit Agreement] 1098276.v5 LJ ENERGY SERVICES INTERMEDIATE HOLDING CORP. LONESTAR WEST ENTERPRISES LLC LONESTAR WEST SERVICES LLC MURPHY’S WASTE OIL SERVICE INC. NOBLE OIL SERVICES, INC. NTS, LLC OMNICHEM, LLC PHILIP SERVICES/NORTH CENTRAL, LLC PMS INDUSTRIAL SERVICES, LLC POWER VAC CONSTRUCTION L.L.C. PSC INDUSTRIAL HOLDINGS CORP. PSC INDUSTRIAL OUTSOURCING OF MICHIGAN, LLC PSC INDUSTRIAL OUTSOURCING, LP PSC INDUSTRIAL, INC. PSC LDAR SERVICES, LLC RICKY’S OIL & ENVIRONMENTAL SERVICES, LLC RMF AQUILEX CORP. ROEBUCK DISPOSAL, LLC ROSEMEAD OIL PRODUCTS, INC. SAFETY-KLEEN ENVIROSYSTEMS COMPANY SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC. SAFETY-KLEEN, INC. SAFETY-KLEEN INTERNATIONAL, INC. SAFETY-KLEEN OF CALIFORNIA, INC. SAFETY-KLEEN SYSTEMS, INC. SAWYER DISPOSAL SERVICES, LLC SEAPORT ENVIRONMENTAL, LLC SERVICE CHEMICAL, LLC SPEED INDUSTRIAL CORPORATE, LLC SPEED INDUSTRIAL SERVICE CATALYST LLC SPEED INDUSTRIAL SERVICE, LLC SPEED INDUSTRIAL SERVICE OF BEAUMONT, LLC SPEED INDUSTRIAL SERVICES OF LAKE CHARLES, LLC SPEED INDUSTRIAL SERVICES OF LOUISIANA, LLC SPEED INDUSTRIAL SERVICES OF TEXAS, LLC (signature pages continue on next page)

[Signature Page to Second Amendment to Credit Agreement] TRUIST BANK, as a U.S. Lender and Canadian Lender By: Name: Kelly M. Thomas Title: Vice President

[Signature Page to Second Amendment to Credit Agreement] GOLDMAN SACHS BANK USA, as a U.S. Lender and Canadian Lender By: Name: Priyankush Goswami Title: Authorized Signatory